Exhibit 4.69
                                                                    ------------


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                      AMENDED AND RESTATED ADDENDUM TO THE

             AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT

                                      among

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                               as Master Servicer,

                     RENTAL CAR FINANCE CORP., as a grantor,
                   as a Financing Source and as a Beneficiary,

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                          as a grantor and as Servicer,

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                          as a grantor and as Servicer,

                    VARIOUS FINANCING SOURCES PARTIES HERETO,

                      VARIOUS BENEFICIARIES PARTIES HERETO,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                     formerly known as Bankers Trust Company
                    not in its individual capacity but solely
                           as Master Collateral Agent





                            Dated as of June 4, 2002





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


            AMENDED AND RESTATED ADDENDUM TO THE AMENDED AND RESTATED
                       MASTER COLLATERAL AGENCY AGREEMENT


     This AMENDED AND RESTATED ADDENDUM, dated as of June 4, 2002 (the "Addendum"), to the AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of December 23, 1997, as amended by that certain Addendum to the Amended and Restated Master Collateral Agency Agreement, dated as of March 6, 2001 (the "Original Group III Addendum"), and by that certain Amended and Restated Addendum No. 2 (relating to the Series of Notes known as the Group II Notes) to the Amended and Restated Master Collateral Agency Agreement, dated as of April 16, 2002 (the "Existing Agreement"), as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), as master servicer (in such capacity, the "Master Servicer"), RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), as a grantor, THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as a grantor and servicer, DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Dollar"), as a grantor and servicer (together with Thrifty in the capacity as servicer, the "Servicers" and in the capacity as grantor, the "Lessee Grantors"), RCFC and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company (in its capacity as trustee under the Base Indenture (such term and all other capitalized terms used herein and not otherwise defined herein having the meanings assigned thereto in Section 1 hereof)) as a Financing Source, the Trustee and RCFC as a Beneficiary and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, not in its individual capacity but as agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

     WHEREAS, the parties hereto entered into the Original Group III Addendum to add provisions with respect to the group of Master Collateral designated as the "Group III Master Collateral;" and

     WHEREAS, the parties hereto desire to amend and restate the Original Group III Addendum to set out certain additional terms governing the Group III Master Collateral and the interests of the Financing Sources and Beneficiaries having an interest therein, including the Qualified Intermediary.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     Section 1.      Definitions.   Capitalized  terms   used  herein   and  not
otherwise defined herein shall have the meaning set forth therefor in the Existing Agreement or if not defined therein, in the Base Indenture.

     "Base Indenture" means the Base Indenture, dated as of December 13, 1995, as amended by the amendment thereto dated as of December 23, 1997, between RCFC and Bankers Trust Company, now known as Deutsche Bank Trust Company Americas, as Trustee, as such agreement may be further amended modified or supplemented in accordance with the terms thereof.

     "Escrow Account" means a segregated trust account established, consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group III Replacement Vehicles.

     "Excess Funding Accounts" means, collectively, as of any date, the Series 2001-1 Excess Funding Account, the Series 2002-1 Excess Funding Account and the corresponding account or accounts designated as such with respect to each additional Group III Series of Notes as of such date.

     "Exchange Agreement" means the Master Exchange and Trust Agreement dated as of July 23, 2001 among the Qualified Intermediary, the Lessees, RCFC, The Chicago Trust Company and Chicago Deferred Exchange Corporation pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

     "Exchange Agreement Group III Rights Value" means the value of the Group III Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

     "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Group III Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group III Exchanged Vehicles that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group III Exchanged Vehicles;
(iv) the money or other property from the sale of any Group III Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group III Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

     "Exchange Program" means a program under which RCFC will exchange Group III Exchanged Vehicles for Group III Replacement Vehicles with the intent of qualifying for deferral of gain or loss under Section 1031 of the Code.

     "Group III Assignment of Exchange Agreement" means the Amended and Restated Collateral Assignment of Exchange Agreement dated as of the date hereof by and among RCFC, the Lessees and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC's or such Lessee's, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group III Vehicles, including any Unused Exchange Proceeds released from an Escrow Account, to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

     "Group III Collection Account" means that certain administrative sub-account created by the Trustee within the Collection Account for the benefit of the holders of Notes from a Series of Notes designated as "Group III" pursuant to the Indenture.

     "Group III Exchanged Vehicle" means a Group III Vehicle that is transferred to the Qualified Intermediary in accordance with the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group III Vehicle.

     "Group III Master Collateral" means all right, title and interest of RCFC or a Lessee in (i) Group III Vehicles and proceeds thereof, (ii) the other Group III Master Collateral described in the Existing Agreement and proceeds thereof,
(iii) the Group III Assignment of Exchange Agreement, and (iv) any other collateral or proceeds that the Master Collateral Agent has designated or segregated for the benefit of the Group III Series of Notes; provided that notwithstanding anything to the contrary in this Addendum and the Existing Agreement, the Group III Master Collateral shall not include any QI Group III Master Collateral, including Exchange Proceeds until such time as RCFC or the applicable Lessee, as the case may be, is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss.1.1031(k)-1(g)(6).

     "Group III Replacement Vehicle" means a Vehicle designated by the Master Servicer as comprising Group III Collateral acquired in exchange for a Group III Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

     "QI Group III  Master  Collateral"  shall  have the  meaning  specified  in
Section 2 of this Addendum.

     "Qualified Intermediary" means such entity that (a) will be acting in connection with the Exchange Program so as to permit RCFC and the Lessees to make use of the "qualified intermediary" safe harbor of Treasury Regulation ss.1.1031(k)-1(g)(4) and (b) is acceptable to the Group III Required Noteholders and the Rating Agencies.

     "Substitute Group III Exchanged Vehicle Proceeds" means funds in the amount of the Net Book Value of Group III Exchanged Vehicles transferred by RCFC, at the direction of the Master Servicer, from (i) the Substitute Group III Exchanged Vehicle Proceeds Amount, (ii) the Retained Distribution Account or
(iii) RCFC's capital and deposited into the Group III Collection Account to be treated as Disposition Proceeds of such Group III Exchanged Vehicles.

     "Substitute Group III Exchanged Vehicle Proceeds Amount" means, at any time, funds, if any, set aside by RCFC in an Excess Funding Account in respect of Group III Exchanged Vehicles for use as Substitute Group III Exchanged Vehicle Proceeds.

     "Unused Exchange Proceeds" means the Exchange Proceeds that are not used to acquire Group III Replacement Vehicles and which are transferred from an Escrow Account to RCFC in accordance with the terms of the Exchange Agreement.

     Section 2. Qualified Intermediary as Beneficiary. The Qualified Intermediary is designated (pursuant to a Financing Source and Beneficiary Supplement executed by the Qualified Intermediary) as a Beneficiary of (i) any Master Collateral Vehicle that is a Group III Exchanged Vehicle, (ii) any funds in the Master Collateral Account that are proceeds of any Group III Exchanged Vehicle, (iii) any receivables in respect of disposition of any Group III Exchanged Vehicle and (iv) any other collateral pledged to the Master Collateral Agent that is designated on the Master Servicer's computer system as Related Master Collateral for the Qualified Intermediary as Beneficiary in accordance with Section 2.2 of the Existing Agreement (collectively, the "QI Group III Master Collateral"). No other Beneficiary hereunder or under the Existing Agreement shall have any right, title, or interest in, claim to or lien on the QI Group III Master Collateral.

     Section 3. Reporting; Designation. In connection with the identification of one or more Group III Exchanged Vehicles proposed to be redesignated to the Qualified Intermediary under an Exchange Program, the Master Servicer shall prepare the information for reporting on the Reporting Date and upon the exchange of Group III Exchanged Vehicles make the designations in the Master Servicer's computer system and, if necessary, instruct the Trustee in writing under items (c) and (f) below as to the following:

     (a) the VIN and current Net Book Value of each proposed Group III Exchanged Vehicle;

     (b) the VIN and Capitalized Cost or Net Book Value of each Vehicle, including Group III Replacement Vehicles, if any, to be designated as belonging to Group III and as related to the Financing Source and Beneficiaries in substitution for the proposed Group III Exchanged Vehicles;

     (c) the amount of Substitute Group III Exchanged Vehicle Proceeds to be transferred from each Excess Funding Account for a Group III Series of Notes to the Collection Account for each such Series of Notes;

     (d) the increase in Exchange Agreement Group III Rights Value to be designated to the Financing Source and Beneficiaries in substitution for the proposed Group III Exchanged Vehicles, and the amount by which Disposition Proceeds received in respect of Group III Exchanged Vehicles are less than the Net Book Value, (such amount, if positive to be treated as Losses under Financing Documents for Group III Series of Notes) of such Group III Exchanged Vehicles;

     (e) a calculation setting forth the sum of items (b), (c) and (d) as at least equaling the aggregate Net Book Values of the proposed Group III Exchanged Vehicles under item (a); plus any Losses identified in item (d); and

     (f) an instruction to the Trustee to make the transfers in item (c) above and to the Master Collateral Agent and Servicers on its behalf (pursuant to Section 2.7 of the Existing Agreement) to release its lien on the Group III Exchanged Vehicles and any Certificates of Title related thereto at the time of the transfers and designations in items (b), (c) and (d) above.

     Upon satisfaction of the foregoing, the Master Servicer shall designate the substitute Vehicles, including Group III Replacement Vehicles, and Exchange Agreement Group III Rights Value in its computer system as Group III Master Collateral related to the Financing Source and Beneficiaries tendering the Group III Exchanged Vehicles, while simultaneously designating the Group III Exchanged Vehicles and all proceeds thereof as QI Group III Master Collateral related to the Qualified Intermediary as Beneficiary.

     Aggregate information with respect to the above will be reported to the Trustee, the Master Collateral Agent and others specified in the Financing Documents for Group III Series of Notes on the monthly Reporting Date.

     Section 4. Acceptance and Affirmation. The Master Collateral Agent hereby accepts and undertakes the duties and obligations set forth in this Addendum, subject to the limitations on liability, standard of care and indemnities contained in the Existing Agreement. All of the terms and provisions of the Existing Agreement are hereby affirmed and this Addendum shall be supplemental to such terms and provisions.

     Section 5. Severability. Any provision of this Addendum that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6. Counterparts. This Addendum may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     Section 7. Conflicts with Financing Documents; Reservation of Rights. The parties agree that in the event of any conflict between the provisions of this Addendum and the provisions of any Financing Documents, the provisions of this Addendum shall control. Except as expressly provided herein, nothing contained in this Addendum is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved. Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against each Lessee Grantor, any Financing Source and/or any third party.

     Section 8. Binding Effect. This Addendum shall be binding upon and inure to the benefit of each of the parties hereto, each Financing Source and Beneficiary and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Addendum or the Group III Master Collateral.

     Section 9.      Governing Law.   THIS ADDENDUM  SHALL BE  GOVERNED BY,  AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, each party hereto has executed this Addendum or caused this Addendum to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        as Master Servicer


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                        RENTAL CAR FINANCE CORP., as grantor


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer

                                        THRIFTY RENT-A-CAR SYSTEM, INC., as
                                        grantor and as servicer


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                        DOLLAR RENT A CAR SYSTEMS, INC., as
                                        grantor and as servicer


                                        By:_____________________________________
                                           Michael H. McMahon
                                           Treasurer

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        not in its individual capacity but
                                        solely as Master Collateral Agent
                                        and as Trustee


                                        By:_____________________________________
                                           Name:
                                           Title:

Acknowledged and consented to by:

CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as a Subordinated Beneficiary


By:_____________________________________
   Name:
   Title:

By:_____________________________________
   Name:
   Title:

VEXCO, LLC, as a Financing Source and Beneficiary


By:_____________________________________
   Name:
   Title:

BANK ONE, NA, as a Financing Source and Beneficiary


By:_____________________________________
   Name:
   Title: